                   AS FILED WITH THE SECURITIES AND EXCHANGE
                          COMMISSION ON JUNE 6, 1996

                                                  Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                         ----------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                        ------------------------------

                                 INTRAV, INC.
            (Exact name of registrant as specified in its Charter)

              Missouri                                43-1323155
(State or Other Jurisdiction                      (I.R.S. Employer
of Incorporation or Organization)                Identification No.)

                            7711 Bonhomme Avenue
                       St. Louis, Missouri 63105-1961
            (Address of principal executive offices) (Zip Code)

                 INTRAV, INC. 1995 INCENTIVE STOCK PLAN
                        (Full Title of the Plan)

                     ----------------------------

                            Larry R. Nolan
                         President and Chief
                          Executive Officer
                             Intrav, Inc.
                         7711 Bonhomme Avenue
                   St. Louis, Missouri 63105-1961
              (Name and Address of Agent for Service)

                            (314) 727-0500
   (Telephone Number, Including Area Code, of Agent for Service)

                                                  CALCULATION OF REGISTRATION FEE

                                                     -------------------------
                                                                                Proposed
    Title of                                        Proposed Maximum             Maximum
   Securities               Amount to be             Offering Price             Aggregate                Amount of
to be Registered             Registered                 Per Share             Offering Price          Registration fee
- ----------------            ------------            ----------------          --------------          ----------------
Common Stock                   500,000                 $ 8.00<F2>             $ 4,000,000<F2>          $ 1,379.31<F2>
  (par value                 Shares <F1>
$.01 per share)

<F1>  Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

<F2>  The proposed maximum offering price per share and the maximum aggregate offering price are estimated for the sole purpose of calculating the amount of the registration fee. The fee has been calculated in accordance with Rule 457(h)(1) of Regulation C promulgated under the Securities Act of 1933. Accordingly, the maximum offering price per share is based on the average of the high and low sale prices of the Common Stock on May 30, 1996 as reported by the NASDAQ National
      Market System.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
- --------------------------------------------------------

      The following documents filed with the Securities and Exchange Commission (the "Commission") by Intrav, Inc. (the "Company") are incorporated herein by reference:

      (a) (1) The Annual Report of the Company on Form 10-K for the year ended December 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on March 29, 1996;

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed pursuant to Section 13 of the Exchange Act on May 1, 1996;

      (b) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

      (c) The description of the Company's Common Stock, $.01 par value (the "Common Stock"), contained under Item 1, Description of Registrant's Securities to be Registered on page 2 of the Company's Registration Statement on Form 8-A (File No. 0-25990) filed with the Securities and Exchange Commission on May 3, 1995, is incorporated herein by reference.

Item 4.  Description of Securities.
- ----------------------------------

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.
- -----------------------------------------------

      Not applicable.

Item 6.  Indemnification of Directors and Officers.
- --------------------------------------------------

      Pursuant to Mo. Rev. Stat. Sec.351.355 a company incorporated under the laws of the State of Missouri may indemnify its directors and officers against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred as a result of civil, criminal, administrative or investigative proceedings threatened or pending against such parties (other than such actions by or in the right of the corporation) if the officer or director acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of the corporation, the corporation may indemnify directors and officers against expenses, including attorneys' fees and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct, unless and only to the extent that the court in which such action is brought determines the person is entitled to indemnification.

      Section 357.355 allows a corporation to adopt provisions in its articles of incorporation or bylaws or to enter into agreements (which bylaws or agreements have been adopted by the shareholders) which provide for indemnity of the corporation's officers and directors based on a lower standard of conduct, except for knowingly fraudulent, deliberately dishonest or willful misconduct.

      In addition, under Missouri law, the Company may purchase and maintain insurance on behalf of its officers and directors for any liability incurred by such parties in connection with their status as an officer or director of the Company, regardless of whether the Company would have the power under Missouri law to indemnify its officers or directors against such liability.

      Article Ten of the Company's Restated Articles of Incorporation provides that the Company shall indemnify its officers and directors in all actions, whether derivative, nonderivative, criminal, administrative or investigative, if such party's conduct is not finally adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct. The Company also maintains directors' and officers' liability insurance which protects each director or officer from liability for actions taken in their capacity as directors or officers.

Item 7.  Exemption from Registration Claimed.
- --------------------------------------------

      Not applicable.

Item 8.  Exhibits.
- -----------------

      See Exhibit Index on page II-7 hereof.

Item 9.  Undertakings.
- ---------------------

      (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on May 31, 1996.


                                       INTRAV, INC.




                                       By:   /s/ Larry R. Nolan
                                          ----------------------
                                           Larry R. Nolan
                                           President,
                                           Chief Executive Officer and Director






                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry R. Nolan, Barney A. Ebsworth and Michael
A. DiRaimondo, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                                    Date
- ---------                             -----                                    ----

 /s/ Larry R. Nolan                   President, Chief Executive         )
- -----------------------------         Officer and Director (Principal    )
Larry R. Nolan                        Executive Officer)                 )
                                                                         )
                                                                         )
 /s/ Michael A. DiRaimondo            Senior Vice President and Chief    )
- -----------------------------         Financial Officer (Principal       )
Michael A. DiRaimondo                 Financial and Accounting           )
                                      Officer)                           )
                                                                         )
 /s/ Barney A. Ebsworth               Chairman of the Board              )
- -----------------------------                                            )
Barney A. Ebsworth                                                       )
                                                                         )
                                                                         )
 /s/ William H.T. Bush                Director                           )     May 31, 1996
- -----------------------------                                            )
William H.T. Bush                                                        )
                                                                         )
                                                                         )
                                      Director                           )
- -----------------------------                                            )
Frederic V. Malek                                                        )
                                                                         )
                                                                         )
 /s/ John B. Biggs                    Director                           )
- -----------------------------                                            )
John B. Biggs                                                            )
                                                                         )
                                                                         )


                                 EXHIBIT INDEX

Exhibit
Number<F*>
- ------
       4       Reference is made to Article Three of the Company's Restated
               Articles of Incorporation (incorporated by reference to
               Exhibit 3(i) of the Company's Registration Statement on Form
               S-1 (Registration No. 33-90444) filed with the Securities and
               Exchange Commission on March 20, 1995).

       5       Opinion of Peper, Martin, Jensen, Maichel and Hetlage.

      15       Omitted -- Inapplicable.

      23.1     Consent of Deloitte & Touche LLP.

      23.2     Consent of Peper, Martin, Jensen, Maichel and Hetlage contained in
               Exhibit 5.

      24       Power of Attorney contained on Pages II-5 and II-6 hereof.

      25       Omitted -- Inapplicable.

      27       Omitted -- Inapplicable.

      28       Omitted -- Inapplicable.

      99       Omitted -- Inapplicable.


<F*>Numbers correspond to document numbers in Exhibit Table of Item 601 of Regulation S-K.